Exhibit 99.1

News Release		CORPORATION

		7140 Office Circle
		P.O. Box 15600
		Evansville, IN 47716-0600

	Media Contact:	Eva Schmitz
	Phone:	812.962.5011

	Investor Contact:	David Armstrong
	Phone:	812.962.5059

FOR IMMEDIATE RELEASE

Accuride Corporation Obtains Approval of Amendment to Senior Credit Facilities

Announces Strategic Partnership with Sun Capital

EVANSVILLE, Ind. — Feb. 4, 2009 — Today, Accuride Corporation (OTCBB:  AURD) announced the approval of an amendment to its senior credit facility, dated January 31, 2005, and a strategic partnership with an affiliate of Sun Capital Securities Group, LLC (Sun Capital).

The amendment adjusts certain financial covenants under the Company’s credit agreement from the fourth quarter of 2008 through 2010, including leverage, interest coverage and fixed charge coverage ratios, and extends the maturity date of the revolving credit facility until January 31, 2011.

Sun Capital, which currently holds approximately $70 million principal amount of the loans outstanding under Accuride’s term facility, agreed to modify these loans to become last out as to payment to the other loans outstanding under the term facility.  In order to enhance the liquidity position of the Company, interest on the last-out loans will accrue on a Payment in Kind (PIK) basis until December 31, 2009, after which time the interest payment will continue to accrue on a PIK basis unless the Company meets the required liquidity thresholds.

In connection with the modification of Sun Capital’s loans under the term facility, the Company has agreed to issue warrants to Sun Capital exercisable for 25 percent of the fully-diluted common stock of the Company, expand the Company’s board of directors to 12 members and grant Sun Capital the right to elect five directors and nominate one independent director, and

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require supermajority board approval for certain corporate actions as long as Sun Capital maintains at least a 10 percent ownership in the Company’s common stock.  Sun Capital is also expected to provide customary strategic, business, and operational support to the Company.  Sun Capital currently owns approximately 9.9 percent of the Company’s common stock.

“We are very excited about this amendment and our new strategic partnership with Sun Capital,” said Bill Lasky, Accuride’s Chairman, President and CEO.  “The combination of the amendment and the alliance with Sun Capital provides the Company the financial flexibility and operating expertise to execute our current business plan in order to create significant value for all our stakeholders.”

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco, Brillion, and Highway Original.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those expressed or implied in such forward-looking statements, and are subject to a number of risks, uncertainties and other factors.  These factors could include, among others, whether the amendment provides the financial flexibility ultimately required for the Company to execute its business plan, the possibility that further amendments to the credit agreement may be required in the event of unanticipated adverse impacts to the Company’s business, as well as the Company’s ability to obtain such amendments, the ability to achieve the anticipated benefits of the transactions with Sun Capital, and the impact on the Company’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Accuride cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made, and assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date of this press release.

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